EXHIBIT 23.1


DAVIDSON  &  COMPANY     Chartered  Accountants    A Partnership  of
                                                   Incorporated  Professionals


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement on Form S-1 No.333-00000 of Ableauctions.com, Inc. of our report dated March 24, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of our firm under the heading "Experts" in such Prospectus.





"DAVIDSON  &  COMPANY"



Vancouver, Canada                                       Chartered Accountants

June  14,  2002





                          A Member of SC INTERNATIONAL

    1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC,
                                 Canada, V7Y 1G6
                  TELEPHONE (604) 687-0947  FAX (604) 687-6172

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